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                                                            Exhibit 10(iii)A(31)

                        NATIONAL SERVICE INDUSTRIES, INC.
                   MANAGEMENT COMPENSATION AND INCENTIVE PLAN


           As Amended and Restated, Effective As Of September 1, 1998

1.       ESTABLISHMENT AND EFFECTIVE DATE OF PLAN

                  National Service Industries, Inc. (the "Corporation") hereby amends and restates the National Service Industries, Inc. Management Compensation and Incentive Plan (the "Plan") for its executive officers and certain other executives of the Corporation, its Operating Units and affiliates who are in management positions designated as eligible for participation by the Executive Resource and Compensation Committee (the "Committee") of the Board of Directors of the Corporation or its designee. The amended and restated Plan shall be effective on September 1, 1998 and shall remain in effect, subject to the rights of amendment and termination in Section 13, until the Incentive Awards are paid for the Corporation's fiscal year ending in 2004. Payments under the Plan shall only be made to Named Executive Officers after the Plan is approved by the stockholders of the Corporation.

2.       PURPOSE OF THE PLAN

                  The purpose of the Plan is to further the growth and financial success of the Corporation by offering performance incentives to designated executives who have significant responsibility for such success.

3.       DEFINITIONS

         () "Base Annual Salary" means the actual salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Corporation's deferred compensation or welfare plans (whether qualified or non-qualified).

         ()       "Board of Directors" means the Board of Directors of the
                   Corporation.

         ()       "Change in Control" means any of the following events:

                           (i) The acquisition (other than from the Corporation)
                  by any "Person" [as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934
                  Act) of twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or
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                                                            Exhibit 10(iii)A(31)

                           (ii) The  individuals  who, as of September 22, 1998,
                  are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                           (iii) Approval by  stockholders of the Corporation of
                  (1) a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

                           Notwithstanding  the  foregoing,  a Change in Control
                  shall not be deemed to occur pursuant to subsection (i) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

         () "Chief Executive Officer" means the chief executive officer of the Corporation, unless otherwise specified.

         ()       "Code" means the Internal Revenue Code of 1986, as amended.

         () "Committee" means the Executive Resource and Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan.

         () "Corporation" means National Service Industries, Inc., a Delaware corporation, and its successors.

         () "Incentive Award" or "Award" means the bonus awarded to a Participant under the terms of the Plan.
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                                                            Exhibit 10(iii)A(31)

         () "Maximum Award" means the maximum percentage of Base Annual Salary which may be paid based upon the Relative Performance during the Plan Year.

         () "Named Executive Officer" means a Participant who as of the date of payment of an Incentive Award is one of the group of "covered employees" under Code Section 162(m) and the regulations thereunder.

         () "Operating Unit" means a separate business operating unit of the Corporation with respect to which separate performance goals may be established hereunder.

         () "Participant" means an employee of the Corporation, an Operating Unit or an affiliate who is designated by the Committee to participate in the Plan.

         () "Personal Performance Goals" means the goals that may be established for a Participant each year to improve the effectiveness of the Participant's area of responsibility as well as the Corporation as a whole.

         () "Plan Rules" means the guidelines established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

         () "Plan Year" means the twelve month period which is the same as the Corporation's fiscal year. The initial Plan Year for the amended and restated Plan shall be September 1, 1998 through August 31, 1999.

         () "Relative Performance" means the extent to which the Corporation, and/or designated Operating Unit, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

         () "Target Award" means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

         () "Threshold Award" means the percentage of Base Annual Salary which may be paid based on the minimum acceptable Relative Performance during the Plan Year.

4.       ADMINISTRATION OF THE PLAN

                  The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than Named Executive Officers pursuant to
         Section 7. The Committee will have authority to establish Plan Rules with respect to the following matters for the Plan Year, subject to the right of the Board of Directors to ratify such Plan Rules as provided in this Section 4:

         (a)      the employees who are Participants in the Plan;
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                                                            Exhibit 10(iii)A(31)

         (b) the Target Award, Maximum Award and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

         (c) the performance targets and the measurement criteria to be used in determining the Corporation's or an Operating Unit's Relative Performance, which will include one or more of the following, as determined by the Committee each year: sales, net income, earnings per share, return on equity, return on assets (or net assets), after-tax or pre-tax profit, market value of the Corporation's stock, total shareholder return, return on investment, economic profit, capitalized economic profit, cash flow and cash flow return; and

         (d) the time or times and the conditions subject to which any Incentive Award may become payable.

                  The Plan Rules will be adopted by the  Committee  prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee's right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 with respect to Named Executive Officers (and such other Participants as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants who are not Named Executive Officers, the Committee may in its discretion establish performance measures not listed in this Section 4 without obtaining shareholder approval.

5.       PARTICIPATION

                  Eligibility for participation in the Plan is limited to executive officers of the Corporation and certain other executives of the Corporation and its Operating Units or affiliates who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than a Named Executive Officer changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant's award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.



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                                                            Exhibit 10(iii)A(31)


6.       INCENTIVE AWARDS
         6.1      Determination of the Amount of Incentive Awards

                  At the end of each Plan Year, the Committee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information provided by the Corporation. Subject to the right to decrease an award as described in the next paragraph, the Participant's Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, measurement criteria and the requirements of the Plan. The Committee may in determining whether performance targets have been met adjust the Corporation's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of Named Executive Officers, the Committee shall exclude unusual items whose exclusion has the effect of increasing Relative Performance if such items constitute "extraordinary items" under generally accepted accounting principles or are significant unusual items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

                  The Committee may, in its discretion, decrease the amount of a Participant's Incentive Award for a Plan Year based upon such factors as it may determine, including the failure of the Corporation or an Operating Unit to meet certain performance goals or of a Participant to meet his Personal Performance Goals. The factors to be used in reducing an Incentive Award may be established at the beginning of a Plan Year and may vary among Participants.

                  In the event that the Corporation's or an Operating Unit's performance is below the anticipated performance thresholds for the Plan Year and the Incentive Awards are below expectations or not earned at all, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except for Participants who are Named Executive Officers.

                  The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Named Executive Officers for the performance-based exception under Code
         Section 162(m) and the regulations thereunder, except where the Board of Directors determines such compliance is not necessary. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be the amount which when added to the Participant's Base Annual Salary for such Plan Year totals an aggregate of $2.5 million.
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                                                            Exhibit 10(iii)A(31)

         6.2      Eligibility for Payment of Incentive Award

                  No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee's determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Corporation, an Operating Unit or an affiliate at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required, and the limitations of Code Section 162(m)), partial Incentive Awards may be paid to Participants (or their beneficiaries) who are terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Corporation, and such Participant's rights shall be equivalent to that of a general unsecured creditor of the Corporation.
         6.3 Payment of Awards

                  Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6.1 and 6.2, subject to a Participant's right to defer payment pursuant to any applicable deferred compensation plans of the Corporation. Payment will generally be made in a lump sum in cash, unless the Committee otherwise determines at the beginning of the Plan Year.

7.       DELEGATION OF AUTHORITY BY THE COMMITTEE

                  Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than Named Executive Officers. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).

8.       CHANGE IN CONTROL

                  Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing, the Participant's Incentive Award for the Plan Year, determined at the Target Award level (without any reductions under Section 6.1) shall be deemed to have been fully earned for the Plan Year, provided that` the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable upon a Change in Control to a Participant for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable to such Participant for the Plan Year under the terms of any employment agreement or severance agreement with the Corporation, its Operating Units or affiliates.
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                                                            Exhibit 10(iii)A(31)

9.       BENEFICIARY

                  To the extent provided by the Committee or its designee each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section 6.2. Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for a designation of beneficiary or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.

10.      WITHHOLDING OF TAXES

                  The Corporation shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.

11.      EMPLOYMENT

                  Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Corporation, a Division or an affiliate, or interfere with or restrict in any way the rights of the Corporation, a Division or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.

12.      SUCCESSORS

                  All obligations of the Corporation under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Corporation, a merger, a consolidation or otherwise.

13.      TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW

                  The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect the Participant's rights under an Incentive Award approved under Section
         6.2. The Plan shall be interpreted and construed under the laws of the State of Georgia.

                  AS APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON THE 22nd DAY OF SEPTEMBER, 1998.